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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the effective Registration Statement (Form S-3 No. 333-52602) and related prospectus of Consolidated Natural Gas Company of our report dated February 5, 2001 with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included herein.




                                                     ERNST & YOUNG LLP


Oklahoma City, Oklahoma
October 10, 2001